EXHIBIT 21
FLOTEK INDUSTRIES, INC.
LIST OF SUBSIDIARIES

CESI Chemical, Inc.	Flotek Ecuador Investments, LLC
Oklahoma Corporation	Texas Limited Liability Company
CESI Manufacturing, LLC	Flotek Ecuador Management, LLC
Oklahoma Limited Liability Company	Texas Limited Liability Company
Material Translogistics, Inc.	Flotek Chemical Ecuador Cia. Ltda.
Texas Corporation	Ecuador Limited Liability Company
Flotek Industries FZE	Florida Chemical Company, Inc.
Jebel Ali Free Zone Establishment	Delaware Corporation
FraxMax Analytics, LLC	FC Pro, LLC
Texas Limited Liability Company	Delaware Limited Liability Company
Padko International Incorporated	FCC International, Inc.
Oklahoma Corporation	Florida Corporation
Petrovalve International, Inc.	Eclipse IOR Services, LLC
Alberta Corporation	Texas Limited Liability Company
Petrovalve, Inc.	SiteLark, LLC
Delaware Corporation	Texas Limited Liability Company
USA Petrovalve, Inc.	Flotek Gulf, LLC
Texas Corporation	Omani Limited Liability Company
Turbeco, Inc.	Flotek Gulf Research, LLC
Texas Corporation	Omani Limited Liability Company
Flotek Export, Inc.	Flotek Industries Holding Ltd.
Texas Corporation	England and Wales Corporation
Flotek Paymaster, Inc.	Flotek Industries UK Ltd.
Texas Corporation	England and Wales Corporation
Teledrift Company	Flotek Technologies ULC
Delaware Corporation	British Columbia Unlimited Liability Company
Flotek International, Inc.
Delaware Corporation